EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS SECOND QUARTER 2008 RESULTS
FFO Per Share Exceeds Wall Street’s Mean Estimate by Four Cents

ROCHESTER, NY, AUGUST 5, 2008 – Home Properties (NYSE:HME) today released financial results for the second quarter ending June 30, 2008.  All results are reported on a diluted basis.

“Results in 2008 continued to be strong, with second quarter Funds from Operations per share up 5.4% from the prior year quarter,” said Home Properties President and CEO Edward J. Pettinella.  “Net Operating Income growth of 4.3% in the second quarter compared to last year was even higher than year-over-year growth in the first quarter.  Occupancy was the highest it has been since 2000.  Although we expect growth to moderate in the second half of the year, our geographic footprint and business niche will continue to position us well defensively in a weaker economic environment.”

Earnings per share ("EPS") for the quarter ended June 30, 2008 was $0.28, compared to $0.26 for the quarter ended June 30, 2007.  The increase is primarily attributable to a $1.3 million (after the allocation of minority interest), or $0.05 per share, increase in income from continuing operations, partially offset by $1.1 million (after the allocation of minority interest), or $0.04 per share, decrease in the income from discontinued operations in the current quarter.  EPS for the six months ended June 30, 2008 was $1.08, compared to $0.41 for the six months ended June 30, 2007.  The year-over-year increase of $0.67 per share is primarily attributable to the impact of the current year first quarter gain on sale of real estate.

For the quarter ended June 30, 2008, Funds From Operations ("FFO") was $40.9 million, or $0.90 per share, compared to $40.5 million, or $0.85 per share, for the quarter ended June 30, 2007.  This result exceeded analysts’ mean estimate, as reported by Thomson, by $0.04, and equates to a 5.4% increase from the prior year.  FFO for the six months ended June 30, 2008 was $1.69 per share, compared to $1.58 in the year-ago period.  Excluding the effects of the $1.9 million charge related to the Series F Preferred Share redemption in the first quarter of 2007, Operating FFO for the six months ended June 30, 2007 was $1.62.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Second Quarter Operating Results

For the second quarter of 2008, same-property comparisons (for 110 “Core” properties containing 35,188 apartment units owned since January 1, 2007) reflected an increase in total revenue of 2.8%, compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 4.3% from the second quarter of 2007.  Property level operating expenses increased by 0.6% for the quarter, primarily due to increases in water and sewer expense, real estate taxes, and trash removal costs, which were partially offset by a reduction in repairs and maintenance.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

Average physical occupancy for the Core properties was 95.1% during the second quarter of 2008, compared to 95.0% during the second quarter of 2007.  Average monthly rental rates, including utility reimbursements, increased 3.0% compared to the year-ago period.  The 3.0% increase in rental rates, less a 0.5% decrease in economic occupancy, produced 2.5% growth in rental revenue. Increases in other income increased growth in total property revenue to 2.8%.

On a sequential basis, compared to the 2008 first quarter results for the Core properties, base rental revenue (excluding utility reimbursement) was up 1.0% in the second quarter of 2008, expenses were down 9.0%, and net operating income was up 6.2%.  Average physical occupancy increased 0.2% to 95.1% and total revenue, including utility reimbursements, was 0.4% lower.  The rental revenue decrease in the second quarter compared to the first quarter was due to the typical seasonality from lower heating cost reimbursements.  The expense decrease represented typical seasonality from lower natural gas and snow removal costs realized between the first and second quarters.

Physical occupancy for the 1,733 apartment units acquired/developed between January 1, 2007 and June 30, 2008 (the “Recently Acquired Communities”) averaged 93.7% during the second quarter of 2008.

Year-to-Date Operating Results

For the six months ended June 30, 2008, same-property comparisons for the Core properties reflected an increase in total revenue of 3.2%, resulting in a 4.1% increase in net operating income compared to the first six months of 2007.  Property level operating expenses increased by 1.8%, primarily due to increases in property insurance, real estate taxes, and trash removal costs, which were partially offset by a reduction in natural gas heating costs, repairs and maintenance, and snow removal expense.

Average physical occupancy for the Core properties was 95.0% during the first six months of 2008, up from 94.7% a year ago, with average monthly rents, including utility reimbursements, rising 3.0%.

Dispositions

There were no dispositions during the 2008 second quarter.  Amounts included in discontinued operations are the residual settlement items associated with first quarter 2008 dispositions.

During the first quarter of 2008, the Company closed on three separate sale transactions, with a total of 598 units, for $64.5 million.  A gain on sale of $30.0 million, before the allocation of minority interest, was recorded in the first quarter related to these sales.  The weighted cap rate for these dispositions was 6.25%.

Capital Markets Activities

As of June 30, 2008, the Company’s ratio of debt-to-total market capitalization was 50.5% (based on the June 30, 2008 closing stock price of $48.06 to determine equity value), with $75.5 million outstanding on its $140 million revolving credit facility and $4.8 million of unrestricted cash on hand.  The ratio would have been 46.7% based on today’s closing stock price of $56.00.  Total debt of $2.2 billion was outstanding, at rates of interest averaging 5.4%

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

and with staggered maturities averaging approximately seven years.  Approximately 94.1% of total indebtedness is at fixed rates.  Interest coverage averaged 2.5 times during the second quarter and the fixed charge ratio averaged 2.3 times for the quarter.

The Company did not repurchase any common shares during the second quarter of 2008.  As of June 30, 2008, the Company has Board authorization to buy back up to 2,291,160 additional shares of its common stock or Operating Partnership Units.

Outlook

For 2008, the Company has increased the midpoint of its prior guidance to $3.41 while tightening the range of FFO per share to $3.37 to $3.45 from $3.33 to $3.45. The new range will produce FFO per share growth of 5.2% to 7.7% when compared to 2007 results.  This guidance range reflects management’s current assessment of economic and market conditions.

The guidance for the balance of 2008 is:   Third quarter $0.85 to $0.89; fourth quarter $0.83 to $0.87.

Supplemental Information

The Company produces supplemental information that provides details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's Web site, e-mail or facsimile upon request.

Second Quarter Conference Call

The Company will conduct a conference call and simultaneous Webcast tomorrow at 11:00 AM Eastern Time to review and comment on the information reported in this release.  To listen to the call, please dial 800-266-2145 (International 212-676-5362).  A replay of the call will be available through August 12, 2008, by dialing 800-633-8284 or 402-977-9140 and entering 21354476.  The Company webcast, which includes a slide presentation, will be available, live at 11:00 AM and archived by 1:00 PM, through the "Investors" section of the Web site, homeproperties.com, on the Investor Relations home page.

Third Quarter Earnings Release and Conference Call

The Company expects to release third quarter 2008 results after the close of the market on November 5, 2008 followed by a conference call and Webcast on November 6, 2008 at 11:30 AM Eastern Time.  The dial-in numbers will be the same as for the second quarter conference call listed above.  The replay code will be 2134477.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 118 communities containing 38,071 apartment units.  Of these, 36,921 units in 116 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at homeproperties.com.

Tables to follow.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

	Avg. Physical
Second Quarter Results:	Occupancy(a)		2Q 2008	2Q 2008 vs. 2Q 2007 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	2Q 2008	2Q 2007	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,131	3.0%	2.8%	0.6%	4.3%
Acquisition Properties(c)	93.7%	NA	$1,026	NA	NA	NA	NA
TOTAL PORTFOLIO	95.0%	95.0%	$1,126	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD '08	YTD '08 vs. YTD '07 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	YTD '08	YTD '07	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.0%	94.7%	$1,126	2.8%	3.2%	1.8%	4.1%
Acquisition Properties(c)	94.2%	NA	$1,023	NA	NA	NA	NA
TOTAL PORTFOLIO	94.9%	94.7%	$1,121	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties includes 110 properties with 35,188 apartment units owned throughout 2007 and 2008.

(c)	Acquisition Properties consist of 6 properties with 1,733 apartment units acquired/developed subsequent to January 1, 2007.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Rental income	$118,208	$114,720	$235,263	$225,406
Property other income	10,350	9,561	22,521	19,974
Interest income	20	83	140	1,290
Other income	86	58	278	833
Total revenues	128,664	124,422	258,202	247,503
Operating and maintenance	51,717	50,486	108,115	103,737
General and administrative	6,620	5,953	12,840	11,471
Interest	28,838	30,239	58,914	59,114
Depreciation and amortization	28,826	27,071	57,265	53,406
Total expenses	116,001	113,749	237,134	227,728
Income from operations	12,663	10,673	21,068	19,775
Minority interest in Operating Partnership	(3,747)	(3,065)	(6,218)	(4,763)
Income from continuing operations	8,916	7,608	14,850	15,012
Discontinued operations
Income (loss) from operations, net of minority interest	(9)	1,209	(915)	2,208
Gain (loss) on disposition of property, net of minority interest	(1)	(115)	21,070	(248)
Discontinued operations	(10)	1,094	20,155	1,960
Net Income	8,906	8,702	35,005	16,972
Preferred dividends	-	-	-	(1,290)
Redemption of preferred stock	-	-	-	(1,902)
Net income available to common shareholders	$8,906	$8,702	$35,005	$13,780
Reconciliation from net income available to common shareholders to Funds From Operations:
Net income available to common shareholders	$8,906	$8,702	$35,005	$13,780
Real property depreciation and amortization	28,207	28,094	56,158	55,170
Minority interest	3,747	3,065	6,218	4,763
Minority interest – income (loss) from discontinued operations	(4)	487	(381)	889
(Gain) loss on disposition of property, net of minority interest	1	115	(21,070)	248
Loss from early extinguishment of debt in connection with sale of real estate	-	-	1,384	-
FFO - basic (1)	$40,857	$40,463	$77,314	$74,850

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, minority interest and extraordinary items plus depreciation from real property.  In 2008, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
FFO – diluted	$40,857	$40,463	$77,314	$74,850

FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Redemption of Series F Preferred stock	-	-	-	1,902
FFO - operating (4)	$40,857	$40,463	$77,314	$76,752

FFO – basic	$40,857	$40,463	$77,314	$74,850
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Recurring non-revenue generating capital expenses	(7,197)	(7,256)	(14,437)	(14,329)
AFFO (5)	$33,660	$33,207	$62,877	$60,521

FFO – operating	$40,857	$40,463	$77,314	$76,752
Recurring non-revenue generating capital expenses	(7,197)	(7,256)	(14,437)	(14,329)
AFFO - operating	$33,660	$33,207	$62,877	$62,423
Weighted average shares/units outstanding:
Shares – basic	31,642.0	33,255.9	31,927.9	33,161.4
Shares – diluted	32,111.8	33,985.3	32,342.1	33,959.0
Shares/units – basic (3)	44,960.3	46,713.0	45,306.7	46,581.8
Shares/units – diluted (3)	45,430.2	47,442.4	45,720.8	47,379.3
Per share/unit:
Net income – basic	$0.28	$0.26	$1.10	$0.42
Net income – diluted	$0.28	$0.26	$1.08	$0.41
FFO – basic	$0.91	$0.87	$1.71	$1.61
FFO – diluted	$0.90	$0.85	$1.69	$1.58
Operating FFO – diluted, before preferred stock redemption (4)	$0.90	$0.85	$1.69	$1.62
AFFO (5)	$0.74	$0.70	$1.38	$1.28
Operating AFFO – before preferred stock redemption (4) (5)	$0.74	$0.70	$1.38	$1.32
Common Dividend paid	$0.66	$0.65	$1.32	$1.30

(2)	There was no convertible preferred stock outstanding during the periods presented.

(3)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

(4)
Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges and preferred stock redemption costs.  This is presented for a consistent comparison of how NAREIT defined FFO in 2003.

(5)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $780 and $760 per apartment unit in 2008 and 2007, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

Home Properties Reports Second Quarter 2008 Results
For Immediate Release: August 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	June 30, 2008	December 31, 2007
Land	$506,088	$510,120
Construction in progress, including land	83,688	54,069
Buildings, improvements and equipment	3,127,033	3,115,966
	3,716,809	3,680,155
Accumulated depreciation	(589,905)	(543,917)
Real estate, net	3,126,904	3,136,238

Cash and cash equivalents	4,827	6,109
Cash in escrows	29,225	31,005
Accounts receivable	10,826	11,109
Prepaid expenses	10,063	15,560
Deferred charges	11,468	12,371
Other assets	3,963	4,031
Total assets	$3,197,276	$3,216,423
Mortgage notes payable	$1,944,469	$1,986,789
Exchangeable senior notes	200,000	200,000
Line of credit	75,500	2,500
Accounts payable	19,978	18,616
Accrued interest payable	10,723	10,984
Accrued expenses and other liabilities	27,766	27,586
Security deposits	21,878	22,826
Total liabilities	2,300,314	2,269,301

Minority interest	266,202	279,061
Stockholders’ equity	630,760	668,061
Total liabilities and stockholders’ equity	$3,197,276	$3,216,423

Total shares/units outstanding:
Common stock	31,844.4	32,600.6
Operating partnership units	13,261.2	13,446.9
	45,105.6	46,047.5

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237